Exhibit 10.1

EARLY payment AGREEMENT and escrow instruction

This EARLY PAYMENT AGREEMENT AND ESCROW INSTRUCTION (this “Agreement”) dated as of May 29, 2020 is by and among Armistice Capital Master Fund, Ltd. (“Armistice”), Aytu BioScience, Inc. (“Aytu”) and James Flynn, Peter Steelman and Deerfield CSF, LLC (collectively, the “Deerfield Parties”).

WHEREAS, the Deerfield Parties, Armistice, Aytu, Aytu Therapeutics LLC, Avadel U.S. Holdings, Inc. and its subsidiaries and affiliates (collectively, “Avadel”) and Cerecor Inc. (“Cerecor”), are parties to that certain Consent and Limited Waiver Agreement dated as of November 1, 2019 (the “Waiver”);

WHEREAS, Armistice previously deposited $15,000,000 (the “Escrow Funds”) in an escrow account (the “Escrow Account”) governed by that certain Escrow Agreement dated as of November 1, 2019 (the “Escrow Agreement"), by and among Armistice, the Deerfield Parties and JPMorgan Chase Bank, N.A (the “Escrow Agent”), for the purpose of securing a portion of Armistice’s obligations under the Armistice Guarantee, to guarantee the balloon payment of $15,000,000 due to the Deerfield Parties by Aytu on the last business day of January 2021 or earlier in accordance with Section 1.6(g) of the Deerfield Agreement (the “Balloon Payment Obligation”); and

WHEREAS, Aytu desires to transfer the sum of $15,000,000 to the Deerfield Parties in early satisfaction of the Balloon Payment Obligation.

In consideration of the foregoing premises and the respective representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Capitalized terms used herein (including in the preamble and recitals above) but not otherwise defined herein have the meanings ascribed to them in the Waiver.

2. In full satisfaction of the Balloon Payment Obligation, Aytu has paid to the Deerfield Parties, by wire transfers in immediately available funds, an aggregate amount equal to $15,000,000, pursuant to the wire instructions set forth below:

$14,720,600.96

Deerfield CSF, LLC

Name of Bank:

ABA Number:

Beneficiary:

Account Number:

$256,220.38

James Flynn

Bank:

ABA Number:

Beneficiary:

Account Number:

$23,178.66

Peter W. Steelman TTEE and Sara H. Steelman TTEE

Bank of America

ABA

Account

Reference:

3. The Deerfield Parties, jointly and severally, hereby acknowledge receipt and payment in full of the Balloon Payment Obligation. All parties to this Agreement acknowledge and agree that the remaining fixed payments set forth on Schedule I of the Waiver other than the Balloon Payment Obligation remain due and payable pursuant to the terms of the Waiver, and that nothing in his Agreement alters, amends, or waives any provisions or obligations in the Waiver or the Deerfield Agreement other than as expressly set forth herein.

4. Upon receipt of the payments set forth in Section 2 of this Agreement, the Deerfield Parties and Armistice shall deliver to the Escrow Agent the Joint Written Instruction described in the Escrow Agreement and attached hereto as Exhibit A.

5. As between Armistice and Aytu as additional consideration for the early payment of the Balloon Payment Obligation and the resulting release of the Escrow Funds, Armistice hereby agrees (i) to pay to Aytu, in immediately available funds, an amount equal to $200,000 and (ii) to reimburse Aytu for all reasonable out–of-pocket legal expenses and fees incurred in connection with this Agreement and the transactions contemplated hereby. The amount referenced in (i) above will be paid via wire transfer on the date hereof to the below wire instructions. The reimbursement described in (ii) shall be made at the same time and in the same manner as the amount in (i) to the extent calculable at such time, with the remainder to be made within 30 days of a request describing the remaining amount to be reimbursed.

“Aytu BioScience, Inc.:
Bank Name:
Bank Address:
ABA Number:
Credit A/C Name:
Credit A/C #: ”

6. Each party to this Agreement agrees to execute and deliver, or cause to be executed and delivered, and to make or cause to be done or made, upon the reasonable written request of any other party to this Agreement, any and all instruments, acts or things, as may be reasonably requested by any other party for the purpose of, or in connection with early payment of the Balloon Payment Obligation and the release of the Escrow Funds.

7. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

8. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or by electronic delivery in Adobe Portable Document Format or other electronic format based on common standards will be effective as delivery of a manually executed counterpart of this Agreement.

(Signature Page Follows)

The parties hereto have caused this Assignment and Assumption Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ARMISTICE:

Armistice Capital Master Fund, Ltd.

By:	/s/ Steven Boyd
Name:	Steven Boyd
Title:	Director

AYTU:

Aytu BioScience, Inc.

By:	/s/ Josh Disbrow
Name:	Josh Disbrow
Title:	Chief Executive Officer

[Signature Page to Early Payment Agreement and Escrow Instruction]

DEERFIELD PARTIES:	Deerfield CSF, LLC

	By:	/s/ David J. Clark
	Name:	David J. Clark
	Title:	Manager

/s/ Peter Steelman
Peter Steelman

/s/ James Flynn
James Flynn

[Signature Page to Early Payment Agreement and Escrow Instruction]

Exhibit A

Escrow Release Notice – Joint Instructions

See attached.

Escrow Release Notice – Joint Instructions

JPMorgan Chase Bank, N.A., Escrow Services

Escrow Services

4 New York Plaza, Floor 11

New York, NY 10004

Attention: Renfred Pico / Donna Fitzsimmons

Fax No.: 212-552-2812

Email Address: ec.escrow@jpmorgan.com

Date: May 29, 2020

Re: Armistice Capital Master Fund LTD (“Armistice”), James Flynn, Peter Steelman and Deerfield CSF, LLC (collectively, “Deerfield”) – Escrow Agreement dated November 1, 2019

Escrow Account no.

Dear Sir/Madam:

We refer to an escrow agreement dated November 1, 2019, among Armistice, Deerfield and JPMorgan Chase Bank, N.A., as Escrow Agent (the “Escrow Agreement”).

Capitalized terms in this letter that are not otherwise defined shall have the same meaning given to them in the Escrow Agreement.

Pursuant to Section 3 of the Escrow Agreement, the Parties instruct Escrow Agent to release the Fund, or the portion specified below, to the specified Party as instructed below.

Amount: $15,000,000

(In writing): Fifteen Million and no/100 Dollars

Beneficiary: Armistice Capital Master Fund LTD

City: New York, NY

Country: USA

US Instructions:

ABA:

Swift Address:

Beneficiary: A/C No:

A/C Name:

Swift Address:

Armistice Capital Master Fund, Ltd.

By:	/s/ Steven Boyd
Name:	Steven Boyd
Title:	Director

Deerfield CSF, LLC

By:	/s/ David J. Clark
Name:	David J. Clark
Title:

/s/ Peter Steelman
Peter Steelman

/s/ James Flynn
James Flynn